SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Vermillion, Inc. (the “Company”) with the Securities and Exchange Commission on May 14, 2013, the Company issued an aggregate of 8.0 million shares of the Company’s common stock, and warrants exercisable for an aggregate of 12.5 million shares of the Company’s common stock at a price of $1.46 per share (“Warrants”), in a private placement transaction, which closed in May 2013.

On December 19, 2013, certain holders of Warrants, including Oracle Investment Management, Jack W. Schuler, Matthew W. Strobeck and certain other investors in the private placement transaction, exercised Warrants to purchase 12.1 million shares of the Company’s common stock at an exercise price of $1.46 per share.  The Company received approximately $17.6 million in connection with the exercise of such Warrants.

The Company issued a press release regarding the exercise of the Warrants.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)         Exhibit No.Description.

99.1Press Release dated December 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 19, 2013	By:/s/ Eric J. Schoen
Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer

EXHIBITS INDEX

Exhibit No.Description

99.1Press Release dated December 19, 2013